EXHIBIT EX-99.E1
                       FIRST DOMINION CAPITAL CORPORATION
                             DISTRIBUTION AGREEMENT


      AGREEMENT made as of the 23rd day of August, 2006, between The World Funds, Inc., a corporation duly organized and existing under the laws of the State of Maryland (the "Company") and First Dominion Capital Corporation ("FDCC"), a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the "Distributor").

      WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and is authorized (i) to issue shares in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets, and (ii) to divide such shares into one or more classes (the "Shares"); and

      WHEREAS, the Company wishes to employ the services of the Distributor with respect to the distribution of the Shares of each portfolio series thereof identified from time to time on Schedule A hereto (each such portfolio series being referred to herein as a "Fund") as such Schedule may be amended from time to time; and

      WHEREAS, the Distributor wishes to provide distribution services to the Company with respect to the Shares.

      NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

      1. SALE OF SHARES BY THE DISTRIBUTOR. The Company grants to the Distributor the right to sell Shares during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") and of the laws governing the sale of securities in the various states ("Blue Sky Laws"), under the following terms and conditions: the Distributor (i) shall have the right to sell, as agent and on behalf of the Company, Shares authorized for issue and registered under the 1933 Act; and (ii) may sell such Shares only in compliance with the terms set forth in the Company's currently effective registration statement, as may be in effect from time to time, and any further limitations the Board of Directors of the Company (the "Board") may impose. The Distributor may also enter into dealer or similar agreements with qualified intermediaries it may select for the performance of Distribution and Shareholder Services. The Distributor may also enter into agreements with intermediaries and other qualified entities to perform recordkeeping, shareholder servicing and sub-accounting services. In making such arrangements, the Distributor shall act only as principal and not as agent for the Company. No such intermediary is authorized to act as agent for the Company in connection with the offering or sale of shares to the public or otherwise, except for the limited purpose of determining the time as of which orders for the purchases, sales and exchanges of shares are deemed to have been received.

      2. SALE OF SHARES BY THE COMPANY. The rights granted to the Distributor shall be nonexclusive in that the Company reserves the right to sell its shares to investors on applications received and accepted by the Company. Any purchase or sale shall be conclusively presumed to have been accepted by the Company if the Company fails to notify the Distributor of the rejection of such offer or sale prior to the computation of the net asset value of the Fund's shares next following receipt by the Fund of notice of such offer or sale. The Company also reserves the right to issue Shares in connection with (i) the merger or consolidation of the assets of, or acquisition by the Company through purchase or otherwise, with any other investment company, trust or personal holding company; (ii) a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split-up; and (iii) as otherwise may be provided in the then current registration statement of the Company.

      3. SOLICITATION OF SALES. In consideration of the rights granted to the Distributor under this Agreement, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for Shares of the Company. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The Distributor will not directly or indirectly direct remuneration from commissions paid by the Company for portfolio securities transactions to a broker or dealer for promoting or selling fund shares.

      4. SHARES COVERED BY THIS AGREEMENT. This Agreement shall apply to unissued Shares, Shares held in its treasury in the event that in the discretion of the Company treasury Shares shall be sold, and Shares repurchased for resale.

      5. VOLUNTARY REPURCHASE OF SHARES BY THE COMPANY. The Company reserves the right, by resolution of its Board, to authorize and require the Distributor to repurchase, upon prices, terms and conditions to be set forth in such resolution, as agent of the Company and for its account, such shares of the Company as may be offered for voluntary repurchase by the Fund from time to time.

      6. PUBLIC OFFERING PRICE. Except as otherwise noted in the Company's current prospectus (the "Prospectus") or Statement of Additional Information (the "SAI"), all Shares sold by the Distributor or the Company will be sold at the public offering price plus any applicable sales charge described therein. The public offering price for all accepted subscriptions will be the net asset value per share, determined in the manner described in the Company's then current Prospectus and SAI with respect to the applicable Fund. The Company shall in all cases receive the net asset value per Share on all sales. If a sales charge is in effect, the Distributor shall be entitled to retain the applicable sales charges, if any, subject to any reallowance obligations of the Distributor as set forth in any selling agreements with selected dealers and others for the sale of Shares and/or as set forth in the Prospectus and/or SAI of the Company with respect to Shares, in accordance with Section 22 of the 1940 Act and rules thereunder.

      7. SUSPENSION OF SALES. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by the Distributor, except such unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Company reserves the right to suspend sales of Shares and the Distributor's authority to process orders for Shares if, in the judgment of the Company, it is in the best interest of the Company to do so. Suspension will continue for such period as may be determined by the Company. Such a suspension of sales shall not effect a termination of this Agreement.

      8. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Company to give any information or to make any representations other than those contained in the appropriate registration statement, Prospectuses or SAIs filed with the Securities and Exchange Commission under the 1933 Act (as those registration statements, Prospectuses and SAIs may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Company for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing, in compliance with applicable laws and regulations, sales literature or other material as it may deem appropriate. Distributor will furnish or cause to be furnished copies of such sales literature or other material to the Company. Distributor agrees to take appropriate action to cease using such sales literature or other material to which the Company objects as promptly as practicable after receipt of the objection. Distributor further agrees that, in connection with the offer and sale of Shares, Distributor shall comply with all applicable securities laws of the United States and each state thereof in which Shares are offered and/or sold (including without limitation, the maintenance of effective federal and state broker-dealer registrations, as required) and the rules and regulations of the NASD.

      9. REGISTRATION OF SHARES. The Company agrees that it will use its best efforts to register the Shares under the Blue Sky laws of any state as well as under the 1933 Act (subject to the necessary approval, if any, of its shareholders) and to qualify and maintain the registration and qualification of an appropriate number of shares under the 1933 Act so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell. Distributor shall furnish such information and other materials relating to its affairs and activities as shall be required by the Company in connection with such registration and qualification. The Distributor agrees that it will not offer or sell Shares in any jurisdiction unless the offer or sale of Shares has been so qualified or registered or is otherwise exempt from such registration or qualification. The Company shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of each series of the Company.

      10. EXPENSES AND COMPENSATION.

      (a) The Company will pay all of its own expenses, except as expressly provided herein or in any other agreements which the Company may have with the Distributor or any other person.

      (b) The Distributor will pay all fees and expenses (i) in connection with the printing and distributing Prospectuses and SAIs to prospective shareholders and the costs of preparing, printing and distributing such other sales literature, reports, forms and advertisements in connection with the sale of Shares to persons other than current shareholders and state and federal regulatory agencies; (ii) preparing, printing and distributing all other sales literature used by the Distributor or by dealers (including copies of Company reports to shareholders or state and federal regulatory agencies, other than those sent to shareholders or state and federal regulatory agencies, which the Company may permit to be used as sales literature) in connection with the offering of Shares for sale to the public; and (iii) any expenses of advertising in connection with the offering of Shares for sale to the public.

      (c) Compensation. It is understood and agreed by the parties hereto that the Distributor will receive compensation for services it performs hereunder in accordance with Schedule B hereto, as such Schedule may be amended from time to time.

      (d) Revenue Sharing. The Company, through one or more of its investment advisers or their affiliates may make payments to the Distributor with respect to any expenses incurred in the distribution of shares by the Company, and such payments will be payable from the past profits or other resources of the advisers or their affiliates including advisory fees paid to it by the Company.

      11. INDEMNIFICATION.

      (a) The Company agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon: (i) any violation of the Company's representations or covenants herein contained; (ii) any wrongful act of the Company or any of its representatives (other than the Distributor or any of its employees or representatives (regardless of the capacity in which such employee or representative is acting) or any other person for whose acts the Distributor is responsible or is alleged to be responsible (including any selected dealer or person through whom sales are made pursuant to an agreement with the Distributor)); or (iii) any untrue statement of a material fact contained in a registration statement, Prospectus, SAI or shareholder reports or other information filed or made public by the Company (as from time to time amended) of any Fund or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, or any other statute or common law, except to the extent the statement or omission was made in reliance upon, and in conformity with, information furnished to the Company by or on behalf of the Distributor. In no case (i) is the indemnity by the Company in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Company or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this agreement, or (ii) is the Company to be liable under its indemnity agreements contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Company in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person or after the Distributor or such person shall have received notice of service on any designated agent. However, failure to notify the Company of any claim shall not relieve the Company from any liability which it may have to the Distributor or any person against whom such action is brought other than on account of its indemnity agreement contained in this paragraph 10(a).

The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Company elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or person or persons, defendant or defendants in the suit. In the event the Company elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Company does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Company agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Shares.

      (b) The Distributor agrees to indemnify and hold harmless the Company and each of its Directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon: (i) any violation of the Distributor's representations or covenants herein contained; (ii) any wrongful act of the Distributor or any of its employees or representatives or any other person for whose acts the Distributor is responsible or is alleged to be responsible (including any selected dealer or person through whom sales are made pursuant to an agreement with the Distributor); or (iii) any untrue statement of a material fact contained in a registration statement, Prospectus, SAI or shareholder reports or other information filed or made public by the Company (as from time to time amended) or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only if the statement or omission was made in reliance upon, and in conformity with, information furnished to the Company by or on behalf of the Distributor. In no case (x) is the indemnity by the Distributor in favor of the Company or any person indemnified to be deemed to protect the Company or any person against any liability to the Distributor or its security holders to which the Company or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this agreement, or (y) is the Distributor to be liable under its indemnity agreements contained in this paragraph with respect to any claim made against the Company or any person indemnified unless the Company or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Company or any such person or after the Company or such person shall have received notice of service on any designated agent. However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Company or any person against whom such action is brought other than on account of its indemnity agreement contained in this paragraph 10(b).

The Distributor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Company, or person or persons, defendant or defendants in the suit. In the event the Distributor elects to assume the defense of any suit and retain counsel, the Company, officers or Directors or controlling person(s) or defendant(s) in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Company, officers or Directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Company promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Shares.

      (c) The indemnification obligations of the parties in this Paragraph 11 shall survive the termination of this Agreement.

      12. CODE OF ETHICS. The Distributor has adopted a written code of ethics that complies with the requirements of Rule 17j-1 under the 1940 Act and will provide the Company with a copy of such code of ethics and all subsequent modifications, together with evidence of its adoption. At least annually, the Distributor will provide the Company with a report which summarizes existing procedures for compliance with the code and any changes in the procedures made during the past year and identifies any recommended changes in existing restrictions or procedures based upon experience with the code, evolving industry practice, or developments in applicable laws or regulations, and must certify that the distributor has adopted procedures reasonably necessary to prevent "Access Persons" as defined in the code and Rule 17j-1 from violating the code.

      13. CONFIDENTIALITY. The Distributor agrees to treat confidentially and as proprietary information of the Company, all records and other information relative to the Company and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when requested by the Company or when requested to divulge such information by duly constituted authorities, after prior notification to and approval by the Company. Such approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply.

Upon termination of this Agreement, the Distributor shall return to the Company all copies of confidential information received from the Company hereunder, other than materials or information required to be retained by the Distributor under applicable laws or regulations. Each party hereby agrees to dispose of any "consumer report information," as such term is defined in Regulation S-P.

      14. TERMINATION. This Agreement shall become effective as follows: (i) with respect to the Shares of each Fund identified on Schedule A hereto as of the date hereof, and (ii) with respect to the Shares of any Fund added to Schedule A hereto, subsequent hereto, as of the date Schedule A is amended to add such Fund. Unless terminated as provided herein, the Agreement shall continue in force for one (1) year from the date of its execution and thereafter from year to year, provided continuance is approved at least annually by either
(i) the vote of a majority of the Board, or by the vote of a majority of the outstanding voting securities of the Company, and (ii) the vote of a majority of those Directors of the Company who are not interested persons of the Company and who are not parties to this Agreement or interested persons of any such party to this Agreement, cast in person at a meeting called for the purpose of voting on the approval.

This Agreement shall automatically terminate in the event of its assignment. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated without the payment of any penalty with respect to any Fund or class of Shares thereof by vote of a majority of the Directors of the Company who are not interested persons of the Company, or by vote of a majority of the outstanding voting securities of the Company, on ninety (90) days' prior written notice by the Company. This Agreement may be terminated by the Distributor on ninety (90) days' prior written notice to the Company. As used in this Paragraph 14, the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended.

      15. AMENDMENTS. This Agreement may be amended from time to time by a writing executed by the Company and the Distributor.

      16. NOTICE. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first-class mail, postage prepaid, to the respective parties at their last known address. Notices to the Company shall be directed to 8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235,
Attention: Mr. John Pasco, III; and notices to the Distributor shall be directed to: 8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235, Attention:
Mr. John Pasco, III.

      17. SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      18. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland, without giving effect to the choice of laws provision thereof.

      19. LIMITATION OF LIABILITY. The Distributor hereby acknowledges that the Funds' obligations hereunder with respect to the Shares are binding only on the assets and property belonging to the Funds. The obligations of the parties hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Funds personally, but shall bind only the property of the Funds. The execution and delivery of this agreement by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Funds' property.

      20. AML AND PRIVACY. The Distributor represents that it is in compliance in all material respects, and will continue to so comply, with all applicable laws and regulations relating to guarding against terrorism and money laundering, and the Distributor agrees to comply with the Company's anti-money laundering program to the extent applicable. It is acknowledged and agreed that other service providers to the Company perform anti-money laundering services and reviews for the Company, and that the Distributor receives little, if any, information concerning Fund shareholders. The Distributor also agrees to comply with the Company's privacy policies with respect to all information obtained pursuant to this Agreement.

      21. MARKET TIMING. From time to time, the Company may implement policies, procedures or charges in an effort to avoid the potential adverse affects on the Funds of short-term trading by market timers. The Distributor agrees to cooperate in good faith with the Company in the implementation of (i) any such policies, procedures or charges, and (ii) the imposition and payment over to the Company of redemption fees specified in the Company's Prospectus and SAI. The Distributor agrees, as required by applicable law, to make reasonable efforts to obtain the complete assistance of intermediaries in complying with the Company's frequent trading and other policies set forth in the Company's Prospectus and SAI or take alternative actions reasonably designed to achieve compliance with these policies.

      22. SALES CHARGE BREAKPOINTS. The Distributor acknowledges that shares of any Fund may be divided into separate classes, as described in the applicable Fund's Prospectus and SAI, and may have sales charges or discounts or waivers for certain categories of investors.

      23. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      24. HEADINGS. All Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

      25. WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

      26. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          THE WORLD FUNDS, INC.



                                          By:
--------------------------
                                               John Pasco, III
                                               Chairman


                                          FIRST DOMINION CAPITAL
CORP.



                                          By:
--------------------------
                                               John Pasco, III
                                               President

A-1
1-WA/2599531.6
                              Amended and Restated
                                   Schedule A
                                     to the
                            Administration Agreement
                                     between
               The World Funds, Inc. (the "Company")
                                       and
            First Dominion Capital Corporation ("FDCC")

                          Dated as of November 1, 2008

                                  LIST OF FUNDS

Funds
CSI Equity Fund
Dividend Capital Realty Income Fund
Eastern European Equity Fund
Epoch Global Equity Shareholder Yield Fund
Epoch U.S. All Cap Equity Fund
Epoch International Small Cap Fund
REMS Real Estate Value Opportunity Fund
Third Millennium Russia Fund
The Exceptionator Fund
Epoch U.S. Large Cap Equity Fund

B-1
1-WA/2599531.6
                                   Schedule B
                                     to the
                             Distribution Agreement
                                     between
               The World Funds, Inc. (the "Company")
                                       and
            First Dominion Capital Corporation ("FDCC")

                           Dated as of August 23, 2006

                            DISTRIBUTION FEE SCHEDULE

1. The Distributor shall received from each Fund, fees at the rates and under the terms and conditions of the Rule 12b-1 Distribution Plan adopted by the Fund, as such plan is in effect from time to time, and subject to any further limitations on such fees as the Board of Directors of the Company may impose.

2. With respect to any shares of the Fund sold subject to a sales charge, FDCC shall be entitled to retain the underwriter's portion of the sales charge for each investment in the Fund's shares, computed as a percentage of the offering price determined in accordance with the Fund's currently effective Prospectus and as otherwise provided in the Fund's registration statement.

3. With respect to sales of shares of the Fund sold subject to a sales charge for which FDCC is the selling dealer, FDCC shall retain the dealer's sales charge for each investment in the Fund's shares, computed as a percentage of the offering price determined in accordance with the Fund's currently effective Prospectus and as otherwise provided in the Fund's registration statement.

4. With respect to any shares of the Fund sold at net asset value (without a sales charge), FDCC shall receive from the Fund reimbursement at the rate of $30 per hour for the cost of personnel involved with assistance in the promotion of sale of such shares and for out-of-pocket costs incurred by FDCC.